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                                                                      EXHIBIT 21


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            NAME OF SUBSIDIARY                              JURISDICTION OF INCORPORATION
            ------------------                              -----------------------------
The Outdoor Footwear Company                                Delaware
The Timberland Finance Company                              Delaware
The Timberland World Trading Company                        Delaware
Timberland Europe, Inc.                                     Delaware
Timberland International Sales Corporation                  U.S. Virgin Islands
Timberland Direct Sales, Inc.                               Delaware
Timberland Retail, Inc.                                     Delaware
Timberland Manufacturing Company                            Delaware
Timberland Aviation, Inc.                                   Delaware
Timberland Netherlands, Inc.                                Delaware
(Formerly Timberland Scandinavia, Inc.)
Timberland International, Inc.                              Delaware
Timberland SAS                                              France
Timberland World Trading GmbH                               Germany
Timberland (UK) Limited                                     United Kingdom
Timberland GmbH                                             Austria
Timberland Espana, S.A.                                     Spain
The Recreational Footwear Company (Dominicana), S.A.        Dominican Republic
Component Footwear Dominicana, S.A.                         Dominican Republic
Timberland Footwear & Clothing Company Inc.                 Canada
Les Vetements & Chaussures Timberland Inc.
The Recreational Footwear Company                           Cayman Islands
Timberland Netherlands Holdings B.V.                        The Netherlands
The Timberland Company Y Compania Limitada                  Chile
Timberland Asia LLC                                         Delaware
Timberland Taiwan LLC                                       Delaware
Timberland Hong Kong Ltd.                                   Hong Kong
Timberland Japan, Inc.                                      Japan
Timberland Lifestyle Brand Malaysia Sdn Bhd                 Malaysia
Timberland Lifestyle Brand Singapore Pte. Ltd.              Singapore
Timberland Retail, Srl                                      Italy
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